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                                                                    EXHIBIT 99.1

[LETTERHEAD OF DATAVON, INC.]
635 West Campbell Road  Suite 130  Richardson, Texas 75080  (972) 783-0284 phone
(972) 783-2573 fax
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Press Release
For Immediate Release

          DataVoN and DTVN Expand Broadband Services With Acquisition
                          of Video Intelligence, Inc.

Dallas, Texas - April 17, 2001 - DTVN Holdings Inc. ("The Company", OTC BB:
DTVN) Chairman and CEO Hugh Simpson today announced that DTVN has completed the acquisition of Video Intelligence, Inc., a premiere provider of enterprise IP video applications and services. The transaction included an exchange of ownership for stock and cash. The existing management of Video Intelligence will continue to operate the new subsidiary. Mr. Simpson stated that, "We at DTVN and DataVoN are very pleased to announce this transaction. We believe that the development and delivery of next generation video applications is a natural extension of our core IP network services platform. Video, data and other enhanced services are the true future of communications. Our softswitched IP network is designed for delivery of these services, as well as voice traffic. This is an important step forward in true convergence of communications services."

Mr. Simpson added that, "the unique combination of our packet-switched network with a full spectrum corporate offering of custom voice, data and video products and services, will be accretive of both revenue and profit, but, more importantly, will place DataVoN at the forefront of next generation communications providers."

The primary focus of Video Intelligence is on the remote delivery of video applications and multi-port video conferencing over both private networks and the public Internet. The management team has been involved in the delivery of video over networks since the inception of the technology in the early nineties. Network design, delivery quality, and market focus distinguishes Video Intelligence in the industry.

Video Intelligence President and CEO Philip O'Reilly said, "I am excited about joining forces with DTVN and DataVoN. We are leveraging our unique video services into a robust one-stop platform of comprehensive corporate communication services. The technology partners of both companies are industry leaders, and have enthusiastically responded to the new business opportunities created by this merger. I believe pooling this sophisticated expertise and competitive products and pricing, creates new opportunities and services previously unavailable from a single source in the marketplace."

DataVoN Chief Operating Officer Steve Holden noted that both companies have complementary and successful backgrounds, including prudent management of resources, sound management teams and business plans, alliances with industry-leading technology providers, cost-efficient operations and a heavy emphasis on time to market deployment. "Video Intelligence has strong sales channels that are integral to their product development and distribution, and we plan to leverage those channels to speed the growth of DataVoN," Holden said.

                                    (More)
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[LETTERHEAD OF DATAVON,INC.]

This is DTVN's first acquisition this year. Michael Donohoe, DTVN's General Counsel and Senior Vice President of Corporate Development, stated that, "One of DTVN's aggressive short-range goals is for DataVoN is to be the industry leader in providing wholesale voice over IP services. In doing that, DataVoN will deploy a next generation softswitched IP network that is second to none in terms of design and capability. DTVN's second aggressive short-term goal is provision of enhanced services over the robust network. Whether through acquisition, internal development or strategic alliance, we are committed to true convergence of the broad communications services that our current and future customers demand. We believe that the Video Intelligence merger is a huge step towards meeting our aggressive goals."

Video Intelligence, Inc. (www.video-intelligence.com) is a private company with
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offices and operations facilities in West Chester, Pennsylvania and Fort Worth,
Texas. Video Intelligence is a leading provider of rich media services, and specializes in business-critical video services, including video conferencing capabilities. The ability of Video Intelligence to deliver and manage video over the Internet and within corporate networks is now considered the 3rd generation of video technology. Core service offerings are built around video portal services, managed delivery, private cache and content distribution, and includes a broad range of necessary ancillary services.

DataVoN, Inc. (www.datavon.com) is a wholly owned subsidiary of DTVN Holdings,
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Inc. DataVoN's core business is to provide wholesale origination, transport and termination services through its state-of-the-art packet-switched network that facilitates sharing voice, data and video transmissions over the same medium. DataVoN's next generation packet-switched network is expected to provide signaling interoperability across Internet Protocol ("IP") and traditional circuit-based networks, with a capability of delivering carrier-grade next generation telephony services to inter-exchange carriers, Internet Service Providers ("ISP"), Post Telephone & Telegraph ("PTT"), competitive and incumbent local exchange carriers ("CLEC and ILEC") and others. DataVoN has 43 Points of Presence ("POP") and is headquartered in Richardson, Texas.


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The information contained in this press release, or on the DataVoN Corporate
Website, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release reflect DataVoN's current views with respect to possible future events and financial performance and are subject to certain risks and uncertainties that could cause DataVoN's actual results to differ materially from its historical results or those that DataVoN hopes to achieve. In this press release, the words "anticipates," "plans," "believes," "expects," "intends," "future," and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this press release.

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